Exhibit 99.4

[LETTER TO ACCOMPANY CASH ELECTION FORM AND LETTER OF TRANSMITTAL]

Dear Metrocall Holdings, Inc. Stockholder:

      We are sending you the enclosed Cash Election Form and Letter of Transmittal because on March 29, 2004, Metrocall Holdings, Inc. (“Metrocall”) agreed to merge with Arch Wireless, Inc. (“Arch”) to form a new holding company named USA Mobility, Inc. (“USA Mobility”), as more fully described in the joint proxy statement/ prospectus.

      You should carefully read the joint proxy statement/prospectus. If Metrocall and Arch complete the merger, each of your shares of Metrocall common stock will be exchanged for 1.876 shares of USA Mobility common stock, $0.0001 par value per share. You may elect to receive $75.00 in cash per share, without interest, rather than USA Mobility common stock for some or all of your Metrocall shares by completing, signing, and returning the enclosed election form and including certificates for your shares with the enclosed Letter of Transmittal in accordance with the instructions below. You may elect to receive cash for some or all of your Metrocall shares as you indicate in Box A of the attached election form. However, you may not receive both cash and USA Mobility common stock for the same shares of Metrocall common stock. If you elect to receive cash for some or all of your Metrocall shares, it is possible that you may not receive cash for all of the shares you so elected, and even if you do not elect to receive cash with respect to some of your shares, it is possible that you may receive cash for some of your Metrocall shares. For further information, see “The Merger Agreement—Metrocall Stockholders Cash Election” in the joint proxy statement/prospectus.

      If your shares of Metrocall common stock are registered in your own name and if you want to receive cash for any or all of your shares of Metrocall common stock you must complete, execute and deliver the cash election form, together with stock certificates representing your shares of Metrocall common stock for which you have made a cash election or the other documents specified in the cash election form, to one of the addresses listed in the cash election form not later than the deadline described below.

      Metrocall stockholders who hold their shares in “street name” through brokers, dealers, commercial banks, trust companies or other nominees must follow the instructions of their broker, dealer, commercial bank, trust company or other nominee. Please read carefully the following information and general instructions before making your election.

      If for any reason the merger is not completed, this election form will be void and of no effect. Certificate(s) for shares of Metrocall common stock previously delivered for exchange will be returned promptly. The deadline for receipt of your cash election form, certificates representing your Metrocall shares and other required documents is 5:00 p.m., New York City time on November 5, 2004, which is the day immediately preceding the date of the special meeting of the Metrocall stockholders called to adopt the merger agreement and the merger, unless a later deadline is publicly announced by Metrocall and USA Mobility. If you do not wish to elect to receive cash for any of your shares of Metrocall common stock you should not return the cash election form; you will receive a letter and additional instructions for the delivery of your certificates at the time of completion of the merger.

METROCALL STOCKHOLDERS WHO WISH TO RECEIVE CASH FOR ANY OR ALL OF THEIR SHARES OF METROCALL COMMON STOCK MUST COMPLETE THIS CASH ELECTION FORM AND RETURN IT AS DIRECTED BELOW BY 5:00 P.M. NEW YORK CITY TIME ON NOVEMBER 5, 2004, UNLESS A LATER DEADLINE IS PUBLICLY ANNOUNCED BY METROCALL AND USA MOBILITY. IF YOU DO NOT WISH TO ELECT TO RECEIVE CASH FOR ANY OF YOUR SHARES YOU SHOULD NOT RETURN THIS CASH ELECTION FORM; YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND ADDITIONAL INSTRUCTIONS FOR THE DELIVERY OF YOUR CERTIFICATES FOLLOWING COMPLETION OF THE MERGER.

CASH ELECTION FORM AND LETTER OF TRANSMITTAL

EquiServe Trust Company, N.A.:

      In connection with the merger of Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”), to be effected, among other things, by the merger of Wizards Acquiring Sub, Inc. with and into Metrocall, the undersigned registered holder of Metrocall common stock hereby submits the stock certificates representing the undersigned’s shares of Metrocall common stock to the account of EquiServe Trust Company, N.A., the exchange agent designated pursuant to the Agreement and Plan of Merger dated as of March 29, 2004, as amended on October 5, 2004 (the “Merger Agreement”), by and among USA Mobility, Inc., a Delaware corporation and wholly-owned subsidiary of Metrocall (“USA Mobility”), Wizards Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Mobility, Metrocall, a Delaware corporation, Patriots Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Mobility, and Arch, a Delaware corporation, and instructs the exchange agent to deliver, or cause to be delivered, to the undersigned, cash in exchange for that number of the undersigned’s shares of Metrocall common stock, pursuant to the undersigned’s election as set forth in Box A of this cash election form in accordance with the requirements and subject to the limitations of the Merger Agreement, as described in the joint proxy statement/prospectus

      The undersigned acknowledges and understands that even if he or she elects to receive cash, it is possible that the undersigned may not receive cash for all of the shares he or she elects, and even if he or she does not elect to receive cash with respect to some of his or her shares, it is possible that the undersigned may receive cash for some of such shares. The undersigned acknowledges and understands that Metrocall stockholders as a group will receive a total of $150 million of cash for two million shares of Metrocall common stock in the merger irrespective of the elections made by individual Metrocall stockholders. The amount of cash the undersigned actually receives may differ from what he or she elects to receive depending on the total number of shares for which Metrocall stockholders as a group elect to receive cash. If Metrocall stockholders as a group elect to receive cash in lieu of USA Mobility common stock for more than two million of their shares, then each Metrocall stockholder’s number of shares exchanged for cash will be proportionately reduced so that exactly two million shares are exchanged for cash. If Metrocall stockholders as a group elect to receive cash in lieu of USA Mobility common stock for less than two million of their shares, then all Metrocall stockholders electing to receive cash with respect to some or all of their shares will receive cash for those shares and each Metrocall stockholder’s other shares will be exchanged for cash on a proportionate basis so that exactly two million shares are exchanged for cash. For further information, see “The Merger Agreement—Metrocall Stockholders Cash Election” in the joint proxy statement/prospectus.

      If the undersigned does not receive cash for all of the shares of Metrocall common stock for which the undersigned makes an election in Box A, or represented by certificates delivered pursuant to this cash election form, the undersigned acknowledges that he or she will be issued shares of USA Mobility common stock for such shares in accordance with the Merger Agreement, as described in the joint proxy statement/prospectus. The undersigned represents and warrants that the undersigned has full power and authority to surrender the stock certificate(s) surrendered herewith, free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the exchange agent or USA Mobility to be appropriate or necessary to complete the sale, assignment or transfer of the shares of Metrocall common stock. All authority conferred or agreed to be conferred in this cash election form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and incapacity of the undersigned.

      The undersigned understands that neither surrender nor an election is made in acceptable form until receipt by the exchange agent of this cash election form, or a facsimile hereof, duly completed and manually signed, together with such Metrocall certificates and all accompanying evidences of authority. The undersigned agrees that all questions as to validity, form and eligibility of any surrender of the Metrocall certificates hereunder will be determined by the exchange agent (or USA Mobility and Metrocall) and that such determination will be final and binding. The undersigned acknowledges that until the undersigned surrenders the Metrocall certificate(s) representing the undersigned’s shares of Metrocall common stock the undersigned will not receive any USA Mobility common stock or cash issuable or payable as a result of the merger or any dividends or other distributions payable on any shares of USA Mobility common stock into which the shares of Metrocall common stock represented by the certificate(s) have been converted. The undersigned further understands that no interest will be payable with respect to any cash to be paid pursuant to the merger or with respect to dividends or distributions payable on surrender of any certificates representing shares of Metrocall common stock. Delivery of certificates representing shares of Metrocall common stock will be effected, and risk of loss and title to the Metrocall certificate(s) will pass only upon proper delivery thereof to the exchange agent in the appropriate manner to one of the addresses shown herein.

      This cash election form must be sent to EquiServe Trust Company, N.A., as the exchange agent, at one of the addresses indicated below:

By U.S. or Registered Mail	By Overnight Delivery or Signature Guaranteed	By Hand

EquiServe Trust Company Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Equiserve Trust Company, N.A. Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	Securities Transfer and Reporting Services, Inc. c/o Equiserve 17 Battery Park Place 11th Floor New York, NY 10004

      THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE JOINT PROXY STATEMENT/ PROSPECTUS RELATED TO THE MERGER.

Description of Metrocall Certificate(s) Surrendered and Cash Election

Column 1

Name(s) and Address(es) of Registered Holder(s)
(Please Fill in, if Blank)
Share Certificate(s) and Share(s) Tendered
(Please Attach Additional Signed List, if Necessary)

		Column 2	Column 3	Column 4
BOX A		Metrocall Certificate Number (s)	Number of Metrocall Common Shares Represented by Metrocall Certificate(s)	Number of Metrocall Common Shares to be Exchanged for $75.00 Cash (cannot exceed the number of shares listed in Column 3)

	(Attach additional schedule if necessary)	Total No. of Metrocall Common Shares

Note: Your election must be accompanied by your Metrocall stock certificate(s) and you will not have the option to provide a guarantee of delivery of your shares.

Note: Cash elections are subject to proration as more fully described in the proxy statement/ prospectus. This means that there can be no assurance that the undersigned will receive 100% of the merger consideration in the form of cash for all shares of Metrocall common stock for which he or she properly delivers a cash election form and certificates pursuant to a Letter of Transmittal.

Special Issuance Instructions

(Signature Guaranty Required. See General Instruction 4)

      TO BE COMPLETED ONLY if the USA Mobility common stock or a check for any cash to be paid are to be issued in a name other than the name(s) appearing in Box A above.

      Issue

•	Common stock to:

•	Check to:

	Name:	(Please print or type)
BOX B
	Address:	(street and number)

(city, state and zip code)

Tax Identification Number

(Also complete Substitute Form W-9)

Special Mailing Instructions

(Signature Guaranty Required. See General Instruction 6)

      TO BE COMPLETED ONLY if a check for any cash to be paid is to be delivered to an address other than that appearing in Box A above or, if Box B is filled in, to an address other than that appearing therein.

      Mail

•	Check to:

BOX C
	Name:	(Please print or type)
	Address:	(street and number)

(city, state and zip code)

BOX D

MEDALLION

GUARANTEE OF SIGNATURE(S) (if required)	Name(s):
Firm: (Please Print)

Authorized Signature:

                                     Please Print

Capacity:

Title:

                         Please Print Full Title

Daytime Telephone:

(including area code)

IMPORTANT TAX INFORMATION

      Please provide your name and social security or other taxpayer identification number on the substitute form W-9 below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding.

Substitute Form W-9
Department of the Treasury Internal Revenue Service

Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below	Name (please print) Street Address	Social security number or
	City, State and Zip Code	Employer identification number

BOX E

CERTIFICATION — Under the penalties of perjury, I certify that:

1)     The number shown on this form is my correct TIN;

2)     I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3)     I am a U.S. person (including a U.S. resident alien)

Certification Instructions: You must cross out Item 2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

General Instructions

1.     Execution and Delivery of Cash Election Form

      If you want to elect to receive cash for all or a portion of your Metrocall common stock, this cash election form must be completed, dated, signed and mailed, or hand delivered, to the exchange agent, EquiServe Trust Company, N.A., at one of the addresses listed on the front page hereof, accompanied by the Metrocall certificate(s) for which you have made a cash election. You will not have the option to provide a guarantee of delivery of your Metrocall certificates to the exchange agent and must send your certificates to the exchange agent. If you do not receive cash for all of the shares of Metrocall common stock for which you make an election in Box A, or represented by certificates delivered pursuant to this cash election form, you will be issued shares of USA Mobility common stock for such shares in accordance with the Merger Agreement, as described in the joint proxy statement/prospectus. DO NOT SEND METROCALL CERTIFICATES TO EITHER METROCALL OR USA MOBILITY. The method of delivering the Metrocall certificate(s), together with this cash election form and the other documentation required hereby, is at your option and risk. If mail is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the exchange agent is enclosed for your convenience. The deadline for receipt of your cash election form and other required documents is 5:00 p.m., New York City time on November 5, 2004, unless a later deadline is publicly announced by USA Mobility.

2.     Signatures

      This cash election form must be signed by or on behalf of the registered holder(s) of the Metrocall certificate(s) submitted herewith. If such Metrocall certificate(s) are registered in the names of two or more persons, all such persons must sign. The signatures on this cash election form must correspond exactly with the name(s) as written on the face of the surrendered Metrocall certificate(s) unless the Metrocall shares represented hereby have been assigned or otherwise transferred by such registered holder(s), in which event this cash election form must be signed in exactly the same form as the name of the last assignee or other transferee in accordance with Instruction 4. If the surrendered Metrocall certificate(s) are registered in different forms of the name of any person signing this cash election form (e.g., “John Smith” on one Metrocall certificate and “J. Smith” on another), it will be necessary for such person either to sign this cash election form in each way in which the Metrocall certificate(s) are registered or to sign as many cash election forms as there are different name registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.

3.     Issuance of USA Mobility Common Stock or Payment of Cash in Same Name

      If the USA Mobility common stock or a check for any cash to be paid are to be issued in the exact name(s) of the registered holder(s) of the surrendered Metrocall certificate(s) and check(s) are to be delivered to address(es) appearing in Box A or B above, then such Metrocall certificate(s) need not be endorsed and no guarantee of the signature(s) on this cash election form is required. For a correction of name or for a change in name which does not involve a change in ownership, you must follow Instruction 7.

4.     Issuance of USA Mobility Common Stock or Payment of Cash in Different Names

      If the USA Mobility common stock or a check for any cash to be paid are to be issued other than in the exact name(s) of the registered holder(s) of the surrendered Metrocall certificate(s) (for example, if the certificates have been transferred or assigned and the transfer has not been registered on the books of Metrocall), you must complete Box B above and comply with the following:

      (a) Endorsement and Guarantee. The Metrocall certificate(s) surrendered must be properly endorsed, or accompanied by appropriate stock powers properly executed, by the registered holder(s) of such Metrocall certificate(s) to the person(s) who are to be issued the USA Mobility common stock or a check for any cash to be paid. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond exactly with the name(s) written upon the face of such Metrocall certificate(s), without alteration, enlargement or any change whatsoever, and must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program.

      (b) Transferee’s Signature. This cash election form must be signed by the assignee(s) or other transferee(s) of the Metrocall certificate(s) submitted herewith, or his, her or its agent, and should not be signed by the assignor or other transferor. The signature of such assignee(s) or other transferee(s) must be guaranteed as provided in Instruction 4(a).

      (c) Transfer Taxes. Satisfactory evidence of the payment of all applicable stock transfer taxes (whether imposed on such registered holder(s) or such other person) payable on account of the transfer or assignment to such other person of such Metrocall certificate(s) (or satisfactory evidence that such tax is not applicable) must be received by the exchange agent prior to issuance of USA Mobility common stock or a check for any cash to be paid. You should consult your own tax advisor as to possible tax consequences resulting from the issuance of the USA Mobility common stock or a check for any cash to be paid in a name other than that of the registered holder(s) of the surrendered Metrocall certificate(s).

5.     Supporting Evidence of Authority

      In case this cash election form or any Metrocall certificate endorsement or stock power is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with this cash election form documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in form satisfactory to the exchange agent.

6.     Special Instructions for Delivery by the Exchange Agent

      The check for any cash to be paid will be mailed to the address(es) of the registered holder(s) of the surrendered Metrocall certificate(s), as indicated in Box A, unless instructions to the contrary are given in Box C. If the check for any cash to be paid are to be delivered to the registered holder(s) of the Metrocall certificate(s) at an address other than as indicated in Box A, Box C must be completed and the appropriate signature(s) must be guaranteed as provided in General Instruction 4(a).

7.     Correction of or Change in Name

      For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (i) for a change in name by marriage, etc., this cash election form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (ii) for a correction in name, this cash election form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on this cash election form must be guaranteed as provided in Instruction 4(a).

8.     Substitute Form W-9

      Under Federal income tax law, any holder of Metrocall common stock who submits this cash election form must provide to the exchange agent and USA Mobility his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on The Substitute Form W-9 provided herein. If such TIN is not provided, a penalty of $50.00 may be imposed by the “IRS” and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this cash election form. The TIN for an individual is his or her social security number. Exempt persons (including, among others, all corporations) are not subject to backup withholding and reporting requirements. Alternatively, a foreign individual should submit a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the exchange agent. The signature and date endorsed on Substitute Form W-9 will serve to certify that the TIN and withholding information provided in this cash election form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 included with this cash election form for additional instructions.

9.     Improper Surrender

      The exchange agent, Metrocall and USA Mobility reserve the right to reject any surrender of Metrocall certificate(s) that are defective or irregular in any respect and may request from persons making such surrenders such additional documents as the exchange agent, Metrocall or USA Mobility deems appropriate to cure any such defect or irregularity. However, the exchange agent, Metrocall and USA Mobility also reserve full discretion to waive any defect or irregularity in any such surrender. No surrender will be deemed to have been effected until all such defects or irregularities, which have not been waived, have been cured.

10.     Lost Certificates

      If any Metrocall certificate has been lost or stolen, the information agent should be contacted (see General Instruction 13) for information with respect to the procedures to be followed to receive USA Mobility common stock and/or a check for any cash to be paid.

11.     Inadequate Space

      If the space provided in Box A or B is inadequate, the Metrocall certificate numbers, the number of Metrocall common shares represented thereby and the cash election made with respect to such certificates should be listed on a separate signed schedule attached hereto.

12.     Miscellaneous

      The terms and conditions of the merger agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this cash election form.

13.     Inquiries

      All inquiries with respect to the surrender of Metrocall certificate(s), as well as requests for additional copies of this cash election form, should be made to the information agent, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016, (212) 929-5500 (Call Collect) or (800) 322-2885 (Toll Free).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the Payer.— Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship account or single-owner LLC	The owner(3)

For this type of account:		Give the EIN of:

6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate or pension trust	Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religions, charitable, education, or other tax-exempt organization	The organization
10.	Partnership or multi- member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF

TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

      If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-829-3676 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov. Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any agency or instrumentality thereof.

      Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A future commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

      EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE A W-8BEN AND RETURN IT TO THE PAYER.

      Privacy Act Notice.— Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest income tax rate applicable to individuals (28%) on payments of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

      (1) Failure to Furnish TIN. If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

      (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

      (3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/ or imprisonment.

      (4) Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requestor may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.